Exhibit 32

Certification Pursuant to Rule 13a-14(b) or 15d-14(b) of the Securities and Exchange Act of 1934

The certification set forth below is being submitted in connection with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Act of 1934 (the “Exchange Act”) and section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002.

Ann D. Murtlow, President and Chief Executive Officer and Kurt A. Tornquist, Vice President, Controller and Principal Financial Officer of IPALCO Enterprises, Inc. (IPALCO), each certifies that, to the best of her or his knowledge:

  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of IPALCO.

Date:	August 7, 2008	By:	/s/ Ann D. Murtlow
Ann D. Murtlow
President and Chief Executive Officer

Date:	August 7, 2008	By:	/s/ Kurt A. Tornquist
Kurt A. Tornquist
Vice President, Controller and Principal Financial Officer

A signed original of this written statement required by Section 906 has been provided to IPALCO and will be retained by IPALCO and furnished to the Securities and Exchange Commission or its staff upon request.